Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reportdated April 12, 2002, except for Note 2 as to which the date is March 15, 2004, relating to the financial statements, which appears in KFx’s Annual Report on Form 10-K for the year ended December 31, 2003.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
December 15, 2004